Exhibit 4.2

SECOND SUPPLEMENTAL INDENTURE

dated as of March 14, 2013

between

ASHLAND INC.

and

U.S. BANK NATIONAL ASSOCIATION
as Trustee, Registrar and Paying Agent

to the

INDENTURE

dated as of February 26, 2013

between

ASHLAND INC.

and

U.S. BANK NATIONAL ASSOCIATION
as Trustee, Registrar and Paying Agent

This SECOND SUPPLEMENTAL INDENTURE (this “Second Supplemental Indenture”), dated as of March 14, 2013, between ASHLAND INC., a Kentucky corporation (the “Company”), and U.S. BANK NATIONAL ASSOCIATION, as trustee (the “Trustee”).

RECITALS

WHEREAS, the Company and the Trustee have heretofore executed and delivered an indenture, dated as of February 26, 2013 (the “Base Indenture”) and a supplemental indenture, dated as of February 26, 2013 (the “First Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), providing for the issuance on such date by the Company of $350,000,000 aggregate principal amount of the Company’s 6.875% Senior Notes due 2043;

WHEREAS, Section 2.04(F) of the First Supplemental Indenture provides, among other things, that Additional Notes ranking pari passu with the Initial Notes may be created and issued under the Indenture from time to time by the Company without notice to or consent of the holders of Notes;

WHEREAS, the Company has entered into that certain Purchase Agreement, dated as of March 7, 2013, between the Company and Citigroup Global Markets Inc., as initial purchaser, pursuant to which, among other things, on the date hereof, the Company is issuing $25,000,000 of 6.875% Senior Notes due 2043 as Additional Notes (the “March 2013 Additional Notes”) as permitted by Section 2.04(F) of the First Supplemental Indenture;

WHEREAS, the Company intends by this Second Supplemental Indenture to create and provide for the issuance of the March 2013 Additional Notes as Additional Notes under the First Supplemental Indenture;

WHEREAS, pursuant to Section 9.01(a)(xviii) of the Base Indenture, the Company and the Trustee are authorized to execute and deliver this Second Supplemental Indenture to provide for the issuance of the Additional Notes under the Indenture without notice to or consent of any holder of Notes; and

WHEREAS, all things necessary to make the March 2013 Additional Notes, when executed by the Company and authenticated and delivered by the Trustee, issued upon the terms and subject to the conditions set forth hereinafter and in the Indenture and delivered as provided in the Indenture against payment therefor, valid, binding and legal obligations of the Company according to their terms, and all actions required to be taken by the Company under the Indenture to make this Second Supplemental Indenture a valid, binding and legal agreement of the Company, have been done.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the sufficiency and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE 1
DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01.  Definitions.

(a)           All capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Indenture.

(b)           For all purposes of this Second Supplemental Indenture, except as otherwise herein expressly provided or unless the context otherwise requires: (i) the terms and expressions used herein shall have the same meanings as corresponding terms and expressions used in the Indenture; and (ii) the words “herein,” “hereof” and “hereby” and other words of similar import used in this Second Supplemental Indenture refer to this Second Supplemental Indenture as a whole and not to any particular section hereof.

ARTICLE 2
MARCH 2013 ADDITIONAL NOTES

Section 2.01.  Creation of the March 2013 Additional Notes.  In accordance with Section 2.04(F) of the First Supplemental Indenture, the Company hereby creates the March 2013 Additional Notes as Additional Notes under the First Supplemental Indenture.  The March 2013 Additional Notes shall be issued initially in an aggregate principal amount of $25,000,000 on the date hereof and will be issued at an issue price of 104.25% of the principal amount thereof plus accrued and unpaid interest from February 26, 2013.

Section 2.02.  The Notes.  The March 2013 Additional Notes initially will be issued in the form of Global Notes as follows: a Restricted Global Note, to be issued as certificate number A-2 (CUSIP No. 044209 AL8 / ISIN No. US044209AL85) in the aggregate principal amount of $25,000,000.

ARTICLE 3
MISCELLANEOUS

Section 3.01.  Ratification of the Base Indenture and the First Supplemental Indenture.

This Second Supplemental Indenture is executed and shall be constructed as an indenture supplement to the Indenture, and as supplemented and modified hereby, the Base Indenture and the First Supplemental Indenture are in all respects ratified and confirmed, and the Base Indenture, the First Supplemental Indenture and this Second Supplemental Indenture shall be read, taken and constructed as one and the same instrument.

Section 3.02.  Trust Indenture Act Controls.

If and to the extent that any provision of this Second Supplemental Indenture limits, qualifies or conflicts with the duties imposed by, or with another provision (an “incorporated provision”) included in this Second Supplemental Indenture by operation of, Sections 310 to 318 of the TIA, inclusive, such imposed duties or incorporated provision shall control.

Section 3.03.  Notices.

All notices and other communications shall be given as provided in the Base Indenture.

Section 3.04.  Governing Law.

THIS SECOND SUPPLEMENTAL INDENTURE AND THE ADDITIONAL NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.  EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SECOND SUPPLEMENTAL INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.

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Section 3.05.  Successors.

All agreements of the Company in this Second Supplemental Indenture and the Additional Notes shall bind their successors.  All agreements of the Trustee in this Second Supplemental Indenture shall bind its successors.

Section 3.06.  Multiple Originals.

The parties may sign any number of copies of this Second Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.  One signed copy is enough to prove this Second Supplemental Indenture.  The exchange of copies of this Second Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Second Supplemental Indenture as to the parties hereto and may be used in lieu of the original Second Supplemental Indenture for all purposes.  Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 3.07.  Headings.

The headings of the Articles and Sections of this Second Supplemental Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

Section 3.08.  Trustee Not Responsible for Recitals.

The recitals contained herein shall be taken as statements of the Company, and the Trustee does not assume any responsibility for their correctness.  The Trustee makes no representations as to the validity or sufficiency of this Second Supplemental Indenture, except that the Trustee represents that it is duly authorized to execute and deliver this Second Supplemental Indenture and perform its obligations hereunder.

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IN WITNESS WHEREOF, the parties have caused this Second Supplemental Indenture to be duly executed as of the date first written above.

COMPANY:

ASHLAND INC.

By:	/s/ Eric N. Boni
Name: Eric N. Boni
Title: Vice President and Treasurer

TRUSTEE, REGISTRAR AND PAYING AGENT:

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ William E. Sicking
Name: William E. Sicking
Title: Vice President & Trust Officer